PROXY
                      HERITAGE U.S. GOVERNMENT INCOME FUND

                    SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 27, 1999

The undersigned hereby appoints as proxies Stephen G. Hill, K.C. Clark and Donald H. Glassman, each with the power of substitution, to vote for the undersigned all shares of beneficial interest of the undersigned at the aforementioned meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals.

                                    Date________________________________________


                                    Signature___________________________________


                                    Signature___________________________________

                                    If shares are held jointly, each shareholder
                                    named  should sign;  if only one signs,  his
                                    signature   will   be   binding.    If   the
                                    shareholder is a corporation, the President or Vice President should sign in her own name, indicating title. If the shareholder is a partnership, a partner should sign in his own name, indicating that he is a "Partner."


EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

VOTING INSTRUCTIONS - PLEASE SELECT ONE OF THESE VOTING METHODS:

VOTE BY INTERNET: Please read your proxy statement and read the following proposal. Go to our website: HTTP://WWW.PROXYVOTING.COM where you will use this ballot and the control number listed below to vote on the proposal. Follow the on screen directions. Do NOT mail your voting instruction when you vote online.

VOTE BY TELEPHONE: Please read your proxy statement and read the following proposal. Dial our toll free number 1-800-579-7863 using a touch tone phone where you will use this ballot and the control number listed below to vote on the proposal. Do NOT mail your voting instruction when you vote by phone.

VOTE BY PAPER BALLOT: Please read your proxy statement and read the following proposal. Vote by filling in on the ballot the appropriate box representing your vote on the proposal. Sign and mail the card in the enclosed return envelope.



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PLEASE VOTE VIA  INTERNET  OR BY PHONE OR SIGN,  DATE AND  PROMPTLY  RETURN YOUR
VOTING INSTRUCTION IN THE ENCLOSED ENVELOPE TODAY!

         PLEASE  INDICATE  YOUR VOTE BY  PLACING AN "X" IN THE  APPROPRIATE  BOX
BELOW.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.
                       THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR"

1. Approval of the proposed Agreement and Plan of Reorganization and Termination providing for the reorganization of Heritage U.S. Government Income Fund by combining it with Intermediate Government Fund, a series of Heritage Income Trust.

         FOR  _______            AGAINST  _______     ABSTAIN  ______

This proxy will not be voted unless it is dated and signed exactly as instructed below.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE TO: 880 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716.